UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 2, 2019

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 California Street, 6th Floor

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 18, 2019, GSV Capital Corp. (the “Company”) announced that it would not be able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”) by the filing deadline because the Company’s independent directors retained independent counsel to conduct a review of certain operational and administrative activities. At that time, the Company expected to be able to file the Form 10-K on or before April 2, 2019, which is the deadline for filing the Form 10-K prescribed by Rule 12b-25 under the Securities Exchange Act of 1934, as amended. However, the internal review is not yet complete and, as a result, the Company will not be able to file the Form 10-K by April 2, 2019.

The Company remains supportive of, and has cooperated fully with, the internal review and the independent counsel. While the exact date on which the internal review will be complete is uncertain, the Company expects that it should be complete within two weeks. Importantly, the Company does not expect the internal review to result in any change to the Company’s financial statements or results of operations that were reported in its earnings release on March 14, 2019.

The information disclosed under this Item 8.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2019	GSV CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green SVP Finance, Controller, Treasurer and Secretary